Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned does hereby certify that:

The Form 10-Q for the quarter ended September 30, 2013 (the “Form 10-Q”) of Nielsen Holdings N.V. fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David L. Calhoun
Date: October 23, 2013	David L. Calhoun
Chairman, Executive Board and Chief Executive Officer

/s/ Brian J. West
Date: October 23, 2013	Brian J. West
Chief Financial Officer